EXHIBIT 5.0

LAW OFFICES

Elias, Matz, Tiernan & Herrick L.L.P.

12TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

TIMOTHY B. MATZ		PATRICIA J. WOHL
STEPHEN M. EGE	TELEPHONE: (202) 347-0300	DAVID MAX SELTZER
RAYMOND A. TIERNAN	FACSIMILE: (202) 347-2172	ERIC M. MARION
WWW.EMTH.COM
GERARD L. HAWKINS
JOHN P. SOUKENIK*
GERALD F. HEUPEL, JR.		SENIOR COUNSEL
JEFFREY A. KOEPPEL		W. MICHAEL HERRICK
PHILIP ROSS BEVAN
HUGH T. WILKINSON		OF COUNSEL
KEVIN M. HOULIHAN
KENNETH B. TABACH		JACK I. ELIAS (1918-2003)
SHERYL JONES ALU

*NOT ADMITTED IN D.C.

January 16, 2004

Via EDGAR

Board of Directors

Peoples Community Bancorp, Inc.

PO Box 1130

West Chester, Ohio 45071-1130

Re:                               Peoples Community Bancorp, Inc.
Registration Statement on Form S-2

Gentlemen:

We have acted as special counsel to Peoples Community Bancorp, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-2 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of up to 1,365,674 shares of common stock, par value $.01 per shares (“Common Stock”), of the Company (the “Company Shares”) to be issued and sold in a rights offering to current stockholders of the Company and to the general public in a community offering (collectively, the “Offering”).

In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, including the form of sales agency agreement to be entered into between the Company and the Information Agent (the “Agency Agreement”) and such certificates or comparable documents of public officials, of officers and representatives of the Company as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

Board of Directors

January 16, 2004

In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and we have examined the representations and warranties of the Company contained in the Agency Agreement and have relied upon the accuracy and completeness of the relevant facts stated therein without independent verification.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Company Shares to be issued in the Offering are duly authorized and, when issued and sold pursuant to the provisions of the Agency Agreement and the Prospectus and upon receipt of the consideration required thereby, will be validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Kevin M. Houlihan
Kevin M. Houlihan, a Partner